EXHIBIT 99.1

Heat Biologics’ Scorpion Subsidiary Announces Planned Development of New Kansas
Commercial/Biodefense Biomanufacturing Facility

500,000+ square foot facility
to support commercial-scale biomanufacturing

Livestreaming ceremony with Governor Laura Kelly Live from Manhattan, Kansas today at 11:00am ET/ 10:00am CT today at https://www.kansascommerce.gov/projectannouncement-4-18-22/

Durham, NC – April 18, 2022 – Heat Biologics, Inc. (Heat) (NYSE American: HTBX), a clinical-stage biopharmaceutical company focused on developing novel biodefense assets and first-in-class therapies to modulate the immune system, today announced a planned development partnership of its Scorpion Biological Services subsidiary with a private developer, the State of Kansas and local and university affiliates, to support the development of a new biodefense-focused large molecule and biologics biomanufacturing facility in Manhattan, Kansas. Manhattan is the home of Kansas State University (K-State), its Biosecurity Research Institute (BRI), and the National Bio and Agro-Defense Facility (NBAF).

The Company intends to utilize the new 500,000+ square foot facility for large molecule and biologics manufacturing, with a particular focus on biodefense. In addition to servicing the Company’s own product pipeline, it plans to operate as a full-service Contract Development and Manufacturing Organization (CDMO) to provide third-party manufacturing services on a fee-for-service basis. Once fully operational, the new facility is expected to employ more than 500 individuals.

The facility is expected to have a billion-dollar economic impact within the State of Kansas. According to Emergen Research, the current demand for biologics is rapidly growing, with an expected market size reaching $567 billion by 2028.

The design and engineering of the facility is being led by CRB Group, a nationally recognized firm focused on designing and building biomanufacturing facilities, with Realty Trust Group (RTG), a leading healthcare/ life sciences real estate advisory and development firm, serving as the lead developer on the project.

Later today, the Company will host a ceremony with Kansas Governor Laura Kelly and Lt. Governor David Toland. Also attending the event will be US Senator Jerry Moran, former K-State President General Richard Myers and current K-State President Richard Linton, among others. The event will be held in Manhattan, Kansas, at 11:00 AM Eastern Time / 10:00 AM Central Time on April 18, 2022, and will be live streamed here: https://www.kansascommerce.gov/projectannouncement-4-18-22/

“We are thrilled and excited that Scorpion has chosen Kansas for this game-changing facility that will have a massive positive impact in our state,” said Governor Laura Kelly. “Being in the center of the country, with quick access to either coast, there is no better state for Scorpion to locate in order to address potential threats to public health.”

David Halverson, President of Heat’s Scorpion subsidiary, noted, “We are very excited to break ground on this new facility. There is a strong demand for world-class biomanufacturing, which we expect to continue well into the future. We intend to help fill that demand with our San Antonio, Texas and Manhattan, Kansas facilities. The 500,000 square foot Manhattan facility is being designed to service up to 144,000 liters across 48 bioreactors–powered by an excellent Kansas workforce. We're looking forward to rapidly growing and expanding Scorpion, and Manhattan is the perfect location for our newest facility.”

Jeff Wolf, Chief Executive Officer of Heat, commented, “Today, we are very proud to unveil our plans for our newest biomanufacturing facility in Manhattan, Kansas. With a model that starts with discovery at our Skunkworx subsidiary in North Brunswick, New Jersey and ends with commercial scale manufacturing here in Manhattan, this facility represents the next stage in our evolution, designed to enable us to combine speed and agility with the full-integration of discovery, development and manufacturing.”

Mr. Wolf added, “The COVID pandemic and recent geopolitical events highlight the urgent need for rapid response to potential biological threats, natural or man-made. Among other intended uses, we believe this facility should enable us to effectively scale production of ANTHIM®, an anthrax antitoxin, for use against a potential anthrax attack per our Elusys acquisition, as well as RapidVax®, a rapid plug-and-play programmable vaccine designed to target a comprehensive range of emerging biological threats.”

Mr. Wolf continued, “Today’s announcement is a major milestone, enhancing our domestic production of vital biologics to protect Americans from deadly disease. We appreciate the tremendous bipartisan support for this initiative, and we are extremely grateful to the State of Kansas and their officials for their hard work in bringing this project to fruition.”

About Scorpion Biological Services

Scorpion Biological Services, Inc. is working to expand the reach of precision medicine to more people within multiple therapeutic areas that are untreatable or treatment-resistant today. Its team is comprised of experts in bioanalytics, cell biology, virology, translational biology, biomanufacturing, and drug development. Scorpion’s services are designed to support a myriad of biologic drugs from conception through clinical trials and commercial production, to bring new drugs to market faster and more reliably.

About Heat Biologics, Inc.

Heat Biologics is a biopharmaceutical company focused on developing first-in-class therapies and vaccines to modulate the immune system. Heat’s gp96 platform is designed to activate immune responses against cancer or infectious diseases. The Company has multiple product candidates in development leveraging the gp96 platform, including HS-110, which has completed enrollment in a Phase 2 trial, various infectious disease/biological threat programs in preclinical development and a pipeline of proprietary immunomodulatory antibodies and cell-based therapies, including PTX-35 and HS-130 in Phase 1 clinical trials.

For more information, please visit: www.heatbio.com, and also follow us on Twitter.

Forward Looking Statement

This press release includes forward-looking statements within the meaning of the Private Securities Litigation Reform Act of 1995 on our current expectations and projections about future events. In some cases, forward-looking statements can be identified by terminology such as "may," "should," "potential," "continue," "expects," "anticipates," "intends," "plans," "believes," "estimates," and similar expressions. These statements are based upon current beliefs, expectation, and assumptions and include statements regarding the planned development of a new Kansas, commercial/biodefense biomanufacturing facility, Scorpion’s intended use of the facility for large molecule and biologics manufacturing, with a particular focus on biodefense, plans to operate as a full-service Contract Development and Manufacturing Organization (CDMO) to provide third-party manufacturing services on a fee-for-service basis, the facility employing more than 500 individuals once fully operational, the facility having a billion-dollar economic impact within the State of Kansas, the current demand for biologics rapidly growing with an expected market size reaching $567 billion by 2028, the Kansas facility servicing up to 144,000 liters across 48 bioreactors, y, the facility enabling Heat to combine speed and agility with the full-integration of discovery, development and manufacturing, the facility enabling Heat to effectively scale production of ANTHIM® and RapidVax®, the strong demand for world-class biomanufacturing continuing well into the future, Heat helping to fill the demand for world-class biomanufacturing with its San Antonio, Texas and Manhattan, Kansas facilities, rapidly growing and expanding Scorpion. These statements are subject to a number of risks and uncertainties, many of which are difficult to predict, including Heat’s ability to develop a new 500,000+ square foot biodefense-focused large molecule and biologics biomanufacturing facility in Manhattan, Kansas in partnership with the State of Kansas and local and university affiliates as planned, Heat’s ability to employ more than 500 individuals at the facility, the ability of the facility to service up to 144,000 liters across 48 bioreactors Heat’s ability to combine speed and agility with the full-integration of discovery, development and manufacturing at the facility, Heat’s ability to scale production of ANTHIM® and RapidVax®, Heat’s ability to fill the demand for world-class biomanufacturing with its San Antonio, Texas and Manhattan, Kansas facilities, Heat’s ability to rapidly grow and expand Scorpion, Heat’s ability to successfully consummate the merger of Elusys, Heat's ability to provide further near-term updates on its biodefense efforts, execute on key upcoming milestones and drive shareholder value, Heat's ability to augment its clinical programs and enhance and expand its therapeutic pipeline, the ability of Heat's therapies to perform as designed, to demonstrate safety and efficacy, as well as results that are consistent with prior results, the ability to enroll patients and complete the clinical trials on time and achieve desired results and benefits, Heat's ability to obtain regulatory approvals for commercialization of product candidates or to comply with ongoing regulatory requirements, regulatory limitations relating to Heat's ability to promote or commercialize its product candidates for specific indications, acceptance of its product candidates in the marketplace and the successful development, marketing or sale of products, Heat's ability to maintain its license agreements, the continued maintenance and growth of its patent estate, its ability to establish and maintain collaborations, its ability to obtain or maintain the capital or grants necessary to fund its research and development activities and its cash and short-term investments providing significant runway to fund Heat’s current clinical programs and further expand Heat’s therapeutic portfolio , its ability to continue to maintain its listing on the Nasdaq Capital Market and its ability to retain its key scientists or management personnel, and the other factors described in Heat's most recent annual report on Form 10-K for the year ended December 31, 2021 filed with the SEC, and other subsequent filings with the SEC. The information in this release is provided only as of the date of this release, and Heat undertakes no obligation to update any forward-looking statements contained in this release based on new information, future events, or otherwise, except as required by law.

Media and Investor Relations Contact

David Waldman
+1 919 289 4017
investorrelations@heatbio.com